Exhibit 10.1

Execution Version

$900,000,000

RICE ENERGY INC.

6.250% SENIOR NOTES DUE 2022

PURCHASE AGREEMENT

April 16, 2014

BARCLAYS CAPITAL INC.

As Representative of the several

Initial Purchasers named in Schedule I attached hereto

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Rice Energy Inc., a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to Barclays Capital Inc. (“Barclays”) and the other several initial purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom Barclays is acting as representative (in such capacity, the “Representative”), $900,000,000 in aggregate principal amount of its 6.250% Senior Notes due 2022 (the “Notes”). The Notes will (i) have terms and provisions that are summarized in the Pricing Disclosure Package and Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Company’s obligations under the Notes, including the due and punctual payment of interest on the Notes, will be fully and unconditionally guaranteed on an unsecured basis (the “Guarantees”) by the guarantors listed in Schedule II hereto (together the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

The Company and the Guarantors are referred to collectively herein as the “Company Parties” and, individually, as a “Company Party.” The Company and all of its subsidiaries (including the Guarantors) are referred to collectively herein as the “Company Entities” and, individually, as a “Company Entity.”

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(a)(2) under the Securities Act. The Company Parties have prepared a preliminary offering memorandum, dated April 11, 2014 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum and an offering memorandum, dated April 16, 2014 (the “Offering Memorandum”), setting forth information regarding the Company Parties, the Notes, and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package”. The Company Parties hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 2:40 p.m. (New York City time) on the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”.

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”), and (ii) outside the United States to certain persons who are not U.S. Persons (as defined in Regulation S under the Securities Act (“Regulation S”)) (such persons, “Non-U.S. Persons”) in offshore transactions in reliance on Regulation S. As used herein, the terms “offshore transaction” and “United States” have the meanings assigned to them in Regulation S. Those persons specified in clauses (i) and (ii) are referred to herein as “Eligible Purchasers”.

Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement having substantially the terms described in the Pricing Disclosure Package (the “Registration Rights Agreement”) among the Company Parties and the Initial Purchasers to be dated the Closing Date (as defined herein), for so long as such Notes constitute “Transfer Restricted Securities” (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company Parties will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act relating to the Company’s 6.250% Senior Notes due 2022 (the “Exchange Notes”) and the Guarantors’ Exchange Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the “Exchange Offer”.

2. Representations and Warranties of the Company Parties. Each of the Company Parties, jointly and severally, represent and warrant as follows:

(a) Rule 144A Eligibility. When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company Parties that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Registration Exemption. Assuming the accuracy of your representations and warranties in Section 3(b), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c) No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company Parties, or any person acting on behalf of the Company Parties (other than you, as to whom the Company Parties make no representation) in connection with the offer and sale of the Notes.

(d) No Directed Selling Efforts. No directed selling efforts within the meaning of Rule 902 under the Securities Act were used by the Company Parties or any of their respective representatives (other than you, as to whom the Company Parties make no representation) with respect to Notes sold outside the United States to Non-U.S. Persons, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than you, as to whom the Company Parties make no representation) has complied with and will implement the “offering restrictions” required by Rule 902 under the Securities Act.

(e) Information Requirement. Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of (x) its respective date (or in the case of the Pricing Disclosure Package, as of the Applicable Time) and (y) the Closing Date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(f) No Integration. None of the Company Parties or any other person acting on behalf of the Company Parties has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(g) No Material Misstatements or Omissions in the Offering Memorandum. The Offering Memorandum will not, as of its date or as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) Free Writing Offering Document. The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 433 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representative; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV. Each Free Writing Offering Document listed in Schedule IV(B) hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Free Writing Offering Document listed in Schedule IV(B) hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(j) Organization and Good Standing. Each of the Company Entities has been duly organized, is validly existing and in good standing as a corporation, partnership or limited liability company under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to (A) have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company Entities taken as a whole or (B) materially impair the ability of the Company Parties to perform their respective obligations under this Agreement, the Indenture, the Notes, the Guarantees or the Registration Rights Agreement (each clause (A) and (B), a “Material Adverse Effect”). Each of the Company Entities has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Other than Countrywide Energy Services, LLC (as to which the Company owns a 50% limited liability company interest), the Company does not own or control, directly or indirectly, any corporation, association or other entity other than those entities set forth on Schedule V.

(k) Capitalization. The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the heading “Capitalization,” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, conform to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum in all material respects and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, conform to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and state securities laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than those arising under (i) the Second Amended and Restated Credit Agreement, dated as of April 25, 2013, as amended, among Rice Drilling B LLC, as borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto, as amended by the Third Amended and Restated Credit Agreement, dated as of April 10, 2014 among the Company, as borrower, Wells Fargo Bank, N.A. as administrative agents and the lenders and other parties thereto (the “Third Amended and Restated Credit Agreement”), and (ii) the Senior Secured Term Loan Credit Agreement, dated as of April 25, 2013, as amended, among Rice Drilling B LLC, as borrower, Barclays Bank PLC, as administrative agent and the lenders party thereto), except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Indenture. The Company Parties have all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform their respective obligations under the Indenture. The Indenture has been duly and validly authorized by the Company Parties, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company Parties, enforceable against the Company Parties in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture shall comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(m) Notes. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(n) Exchange Notes. The Company has all requisite corporate power and authority to execute, issue and perform its obligations under the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions.

(o) Guarantees. Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions. The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p) Exchange Guarantees. Each Guarantor has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by the Guarantors and if and when executed and delivered by the Guarantors in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(q) Registration Rights Agreement. Each of the Company Parties has all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company Parties and, when executed and delivered by the Company Parties in accordance with the terms hereof and thereof, will be validly executed and delivered and (assuming the due authorization, execution and delivery thereof by you) will be the legally valid and binding obligation of the Company Parties in accordance with the terms thereof, enforceable against the Company Parties in accordance with its terms, subject to the Enforceability Exceptions and, as to rights of indemnification and contribution, by principles of public policy. The Registration Rights Agreement will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(r) Purchase Agreement. Each of the Company Parties has all requisite corporate power to execute, deliver and perform their respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company Parties.

(s) No Conflicts. The issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company Parties of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company Entities, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of the Company Parties is bound or to which any of the property or assets of the Company Entities is subject, (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company Entities, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over any of the Company Entities or any of their properties or assets, except, with respect to clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(t) No Consents. No consent, approval, authorization or order of, or filing, registration or qualification with any court or governmental agency or body having jurisdiction over any of the Company Entities or any of their properties or assets is required for the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Company Parties of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications which shall have been obtained or made prior to the Closing Date (as defined herein) or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, each of which has been obtained and is in full force and effect.

(u) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The other financial information included in the in the Pricing Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company Parties and presents fairly in all material respects the information shown thereby.

(v) Pro Forma Financial Statements. The unaudited pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the unaudited pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Pricing Disclosure Package. The unaudited pro forma financial statements included or incorporated by reference in the Pricing Disclosure Package comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(w) Independent Accountants. Each of (i) Ernst & Young LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and Alpha Shale Resources, LP included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, (ii) Grossman Yanak & Ford LLP, who has certified certain financial statements of Countrywide Energy Services, LLC included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, and (iii) Schneider Downs & Co., Inc., who has certified certain financial statements of Alpha Shale Resources, LP included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, whose reports appears in the Pricing Disclosure Package and the Offering Memorandum or are incorporated by reference therein and who have delivered the initial letters referred to in Section 7(g) hereof, are independent public accounting firms with respect to the Company and its subsidiaries, Countrywide Energy Services, LLC and Alpha Shale Resources, LP, as the case may be, as required by the Securities Act and the rules and regulations thereunder.

(x) Accounting Controls. The Company Entities (considered as one entity) maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. The Company Entities (considered as one entity) maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, except as described in the Pricing Disclosure Package, there were no material weaknesses in the Company’s internal controls.

(y) Disclosure Controls. (i) The Company Entities (considered as one entity) maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company Entities in the reports they file or will file or submit under the Exchange Act is accumulated and communicated to management of the Company Entities, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(z) No Changes in Internal Controls. Except as described in the Pricing Disclosure Package, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Company Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of each of the Company Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(aa) Sarbanes-Oxley. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company.

(bb) No Material Adverse Effect. Other than as disclosed in each of the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto) and except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, none of the Company Entities, considered as one entity, have (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend or distribution on its capital stock, partnership or limited liability company interests, as applicable, and since such date, there has not been any change in the capital stock, partnership or limited liability company interests, as applicable, or long-term debt of the Company Entities, considered as one entity, or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company Entities, taken as a whole.

(cc) Title to Properties. Each of the Company Entities has or will have good and marketable title to, or have valid rights to lease or otherwise use, all items of real property and personal property that are material to the conduct of the respective businesses of the Company Entities, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as (i) are described in the Pricing Disclosure Package and Offering Memorandum (ii) do not materially interfere with the use made and proposed to be made of such property by the Company Entities and (iii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Licenses and Permits. Each of the Company Entities has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and Offering Memorandum, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company Entities has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Company Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(ee) Intellectual Property. Each of the Company Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Legal Proceedings. Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which a Company Entity is a party or of which any property or assets of any of the Company Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the each of the Company Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(gg) No Defaults. None of the Company Entities is (i) in violation of its charter or bylaws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) Environmental Laws. Each of the Company Entities (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and Offering Memorandum, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Company Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company Entities are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business.

(ii) Taxes. Each of the Company Entities has filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency has been determined adversely to any of the Company Entities, nor do the Company Parties have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company Entities, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Investment Company Act. None of the Company Entities is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, none of the Company Entities will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(kk) Independent Petroleum Engineers. Netherland, Sewell and Associates, Inc., who issued a report with respect to the oil and natural gas reserves of certain of the Company Entities at December 31, 2013 and December 31, 2012 and of Alpha Shale Resources, LP at December 31, 2013 and December 31, 2012, and Wright & Company, Inc., who issued a report with respect to the oil and natural gas reserves of Alpha Shale Resources, LP at December 31, 2011, who have each delivered the letters referred to in Section 7(j) hereof, were, as of the date of such report, and are, as of the date hereof, independent petroleum engineers with respect to the Company.

(ll) Stabilization. The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of any of the Company Parties in connection with the offering of the Notes.

(mm) No Unlawful Payments. None of the Company Entities nor, to the knowledge of the Company Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Company Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption laws; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) Compliance with Money Laundering Laws. The operations of the of the Company Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company Parties, threatened.

(oo) OFAC. None of the Company Entities nor, to the knowledge of the Company Parties, any director, officer, agent, employee or affiliate of the Company Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth or incorporated by reference in the Preliminary Offering Memorandum contained in the Pricing Disclosure Package and the Offering Memorandum accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(qq) Certain Statements and Agreements. All contracts, agreements or other documents that would be required to be described in a registration statement filed under the Securities Act or that are required to be filed as exhibits under the Securities Act or pursuant to Item 601(b)(10) of Regulation S-K have been described in the Pricing Disclosure Package and the Offering Memorandum and have been filed as required. The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(rr) No Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among any of the Company Entities, on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Company Entities, on the other hand, that has not been described or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.

(ss) No Labor Disputes. No labor disturbance by or dispute with the employees of the Company Entities exists or, to the knowledge of any of the Company Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(tt) Summaries of Law or Agreements. The statements made in the Pricing Disclosure Package and the Offering Memorandum under the captions “Business—Regulation of the Oil and Natural Gas Industry”; “Business—Regulation of Pipeline Safety and Maintenance”; “Business—Regulation of Environmental and Occupational Safety and Health Matters”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(uu) No Exchange Act Violations. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(vv) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company Entities carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of each of the Company Entities are in full force and effect; the Company Entities are in compliance with the terms of such policies in all material respects; and none of the Company Entities has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. There are no claims by any of the Company Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ww) Stabilization Safe Harbor. The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”).

(xx) Compliance with ERISA. Except, in each case, for any such matter as would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply (B) the Company and, to the Company’s knowledge, each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of the Code with respect to each such Plan, and (C) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified, and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification or approval.

(yy) No Subsidiary Payment Restrictions. Except as set forth in Section 9.14 of the Third Amended and Restated Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or other ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Pricing Disclosure Package and the Offering Memorandum.

(zz) Statistical and Market-Related Data. The statistical and market-related data included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable in all material respects.

(aaa) Solvency. Each of the Company Entities, when taken together (the “Consolidated Entity”), is, and immediately after the Closing Date (after giving effect to the issuance of the Notes and the other transactions related thereto as described in the Offering Memorandum) will be, Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Consolidated Entity are not less than the total amount required to pay the probable liabilities of the Consolidated Entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Consolidated Entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Consolidated Entity is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Consolidated Entity is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Company Entity is engaged, and (v) none of the Company Entities is a defendant in any civil action that would result in a judgment that the Company Entities are or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(bbb) Registration Rights Disclosed. Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between any of the Company Entities and any person granting such person the right to require any of the Company Entities to file a registration statement under the Securities Act with respect to any securities of any of the Company Entities (other than the Registration Rights Agreement) owned or to be owned by such person or to require any of the Company Entities to include such securities in the securities registered pursuant to the Registration Rights Agreement or in any securities being registered pursuant to any other registration statement filed by any of the Company Entities under the Securities Act.

(ccc) No Brokers. None of the Company Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(ddd) Summaries of Terms. The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Certain Relationships and Related Party Transactions,” “Description of Other Indebtedness,” “Certain United States Federal Income Tax Considerations” and “Transfer Restrictions,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

Any certificate signed by any officer of the Company Parties and delivered to the Representative or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Company Parties, jointly and severally hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company Parties herein contained and subject to all the terms and conditions set forth herein, each Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.250% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company Parties shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company Parties, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package; and (iii) will not engage in any directed selling efforts within the meaning of Rule 902 under the Securities Act, in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time without notice.

(c) The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Offering Memorandum, (ii) any written communication that contains either (x) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (y) “issuer information” that was included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c), 7(d) and 7(e) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Vinson & Elkins L.L.P., at 10:00 A.M., New York City time, on April 25, 2014 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

5. Agreements of the Company Parties. The Company Parties, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) Copies of the Offering Memorandum. The Company Parties will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) Form of Offering Memorandum. The Company Parties will prepare the Offering Memorandum in a form approved by the Initial Purchasers and will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

(c) Compliance with Securities and Blue Sky Laws. Each of the Company Parties consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) Amendments to the Pricing Disclosure Package or the Offering Memorandum. If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of any of the Company Parties or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company Parties will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) Restrictions of Sales and Solicitations. None of the Company Parties will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representative, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representative and, if requested by the Representative, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) Qualifying the Notes. Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) Clear Market. During the period from the date hereof and ending on the 60th day after the date of the Offering Memorandum, the Company and each of the Guarantors will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any securities similar to the notes, or any securities convertible into or exchangeable for the notes or any such similar securities, except for the notes sold to the initial purchasers pursuant to the purchase agreement and the exchange notes.

(h) Available Information. So long as any of the Notes are outstanding, the Company Parties will furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Notes and prospective purchasers of the Notes, the information required by Rule 144A(d)(4) under the Securities Act (if any).

(i) Application of Net Proceeds. The Company Parties will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(j) No Solicitation and Advertising. The Company Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of any of the Company Parties in connection with the offering of the Notes.

(k) DTC Approval. The Company Parties will use their best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(l) Resale of Notes. Each of the Company Parties will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company Parties or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(m) No Integration. The Company Parties agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(n) No General Solicitation. In connection with any offer or sale of the Notes, the Company Parties will not engage, and will cause their respective affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company Parties make no covenant) not to engage (i) in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) or any public offering within the meaning of Section 4(a)(2) of the Securities Act in connection with any offer or sale of the Notes and/or (ii) in any directed selling effort with respect to the Notes within the meaning of Regulation S under the Securities Act, and to comply with the offering restrictions requirement of Regulation S of the Securities Act.

(o) Book Entry Transfer. The Company Parties agree to comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Company Parties to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

The Company Parties will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company Parties, jointly and severally, agree, to pay all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits and one or more versions of the Preliminary Offering Memorandum and the Offering Memorandum for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Initial Purchasers)) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company Parties’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchaser s’ counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (d) the qualification of the Notes and Exchange Notes for offer and sale under the securities or Blue Sky laws of the several states and any foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (f) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (g) the approval of the Notes by DTC for “book-entry” transfer (including fees and expenses of counsel for the Initial Purchasers reasonably incurred therewith); (h) the rating of the Notes and the Exchange Notes; (i) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (j) the performance by the Company Parties of their other obligations under this Agreement; and (k) all travel expenses (including expenses related to one-half of the cost of any chartered aircraft) of each Initial Purchaser and the Company’s officers and employees and any other expenses of each Initial Purchaser and the Company in connection with attending or hosting meetings with prospective purchasers of the Notes, and expenses associated with any electronic road show.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company Parties contained herein, to the performance by the Company Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package, any Free Writing Offering Document or the Offering Memorandum, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel to the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading.

(b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture, the Pricing Disclosure Package and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Vinson & Elkins L.L.P. shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit A hereto.

(d) Buchanan Ingersoll & Rooney PC shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, substantially in the form of Exhibit B hereto.

(e) The Initial Purchasers shall have received an opinion of William E. Jordan, general counsel for the Company, dated the Closing Date, to the effect that: To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any Company Party is a party or to which any of their respective properties is subject that would be required to be described in a registration statement of the Company filed under the Securities Act that have not been described in the Pricing Disclosure Package and the Offering Memorandum.

(f) The Initial Purchasers shall have received from Baker Botts L.L.P., counsel for the Initial Purchasers, such opinion or opinions and negative assurance, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Initial Purchasers shall have received from each of Ernst & Young LLP, Schneider Downs & Co., Inc. and Grossman Yanak & Ford LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter of Ernst &Young LLP, Schneider Downs & Co., Inc. and Grossman Yanak & Ford LLP referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Initial Purchasers a “bring-down letter” of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) Except as described in the Pricing Disclosure Package and the Offering Memorandum (exclusive of any amendment or supplement thereto), (i) none of the Company Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date, no Company Entities have declared or paid any dividend or distribution on its capital stock, partnership or limited liability interests, as applicable, nor has there been any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt of the Company Entities, considered as one entity, or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company Entities, taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Offering Memorandum.

(j) At the time of execution of this Agreement, the Initial Purchasers shall have received from each of Netherland, Sewell and Associates, Inc. and Wright & Company, Inc. an initial letter (the “initial expert letter”), in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial expert letter to the Closing Date, confirming that they are independent with respect to the Company and stating the conclusions and findings of such firm with respect to the reserve and other operational information and other matters as is customary to initial purchasers in connection with similar transactions.

(k) The Company shall have furnished to the Representative on the date hereof a certificate, signed by the Chief Financial Officer substantially in the form set forth on Exhibit C hereto (the “Initial CFO Certificate”). At the Closing, the Representative shall have received from the Chief Financial Officer a certificate (the “Bring-Down CFO Certificate”) (i) stating, as of the date of the Bring-Down CFO Certificate, the conclusions and findings of the Chief Financial Officer with respect to the financial information and other matters covered by the Initial CFO Certificate and (ii) confirming in all material respects the conclusions and findings set forth in the Initial CFO Certificate.

(l) Each of the Company Parties shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Company Parties, or other officers satisfactory to the Initial Purchasers, as to such matters as the Representative may reasonably request, including, without limitation, a statement:

(i) That the representations and warranties of the Company Parties in Section 2 are true and correct on and as of the Closing Date, and the Company satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) That they have examined the Pricing Disclosure Package and the Offering Memorandum, and, in their opinion, (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum; and

(iii) To the effect of Section 7(i) (provided that no representation with respect to the judgment of the Representative need be made) and Section 7(m).

(m) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is used by the Commission in Section 15E under the Exchange Act, or (ii) such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(n) The Notes shall be eligible for clearance and settlement through DTC.

(o) The Company Parties shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company Parties.

(p) The Company Parties and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company Parties and the Trustee.

(q) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representative, could materially and adversely affect the financial markets or the markets for the Notes and other debt securities.

(r) There shall exist at and as of the Closing Date no condition that would constitute a default (or an event that with notice or the lapse of time, or both, would constitute a default) under the Indenture as in effect at the Closing Date (or an event that with notice or lapse of time, or both, would constitute such a default or material breach).

(s) On or prior to the Closing Date, the Company Parties shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) Each of the Company Parties, jointly and severally, hereby agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers, employees and agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) any Blue Sky application or other document prepared or executed by any of the Company Parties (or based upon any written information furnished by the any of the Company Parties) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) any materials or information provided to investors by, or with the approval of, any of the Company Parties in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such affiliate, director, officer, employee, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, affiliate, director, officer, employee, agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the any of the Company Parties may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee, agent or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless each Company Party, their respective directors, officers and employees, and each person, if any, who controls any of the Company Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Parties or any such director, officer, employee, agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representative by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company Parties or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraphs (a) or (b) above except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under paragraphs (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against any Company Party under this Section 8, if (i) the Company Parties and the Initial Purchasers shall have so mutually agreed; (ii) the Company Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Initial Purchasers; (iii) the Initial Purchasers and their respective directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Initial Purchasers or their respective directors, officers, employees or controlling persons, on the one hand, and the Company Parties, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company Parties and the Company and the Guarantors shall no longer have the right to assume the defense of any such claim or action. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company Parties, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Parties, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company Parties, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company Parties, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company Parties, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company Parties and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale to Eligible Purchasers of the Notes initially purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the last paragraph on the front cover of the Offering Memorandum and in the sixth paragraph of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company Parties by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that they agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company Parties, except that each of the Company Parties will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company Parties or any non-defaulting Initial Purchaser for damages caused by its default.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(h), (l) or (p) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers decline to purchase the Notes for any reason permitted under this Agreement, the Company Parties shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company Parties shall pay the full amount thereof to the Initial Purchasers. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 or the purchase of the Notes is not consummated as a result of the occurrence of any of the events described in Section 7(q) (other than the occurrence of an event described in Section 7(q)(i)(B)), the Company Parties shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchasers, shall be delivered or sent by hand delivery, mail, overnight courier or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646.834.8133) with a copy to Baker Botts L.L.P., Attention: Gerald M. Spedale (Fax: 713.229.7734), and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 10019;

(b) if to the Company Parties, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Rice Energy Inc., 171 Hillpointe Drive, Suite 301, Canonsburg, PA 15317 Attention: William E. Jordan (Fax: 724.746.6725), with a copy to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002, Attention: Douglas E. McWilliams (Fax: 713.615.5725);

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representative.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnitees and agreements of the Company Parties contained in this Agreement shall also be deemed to be for the benefit of affiliates, directors, officers, employees and agents of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, and warranties of the Company Parties and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company Parties and each of the Initial Purchasers agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

17. Waiver of Jury Trial. Each of the Company Parties and the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company Parties acknowledges and agrees that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between any of the Company Parties and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisor, expert or otherwise, to the Company Parties, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company Parties, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company Parties shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company Parties; and (e) the Company Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company Parties hereby waive any claims that the Company Parties may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company Parties, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

COMPANY:

RICE ENERGY INC.

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

GUARANTORS:

RICE ENERGY APPALACHIA, LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE DRILLING B LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE DRILLING C LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE DRILLING D LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE POSEIDON MIDSTREAM LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

RICE OLYMPUS MIDSTREAM LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

BLUE TIGER OILFIELD SERVICES LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

ALPHA SHALE HOLDINGS, LLC

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

ALPHA SHALE RESOURCES, LP

By	/s/ Daniel J. Rice IV
Name: Daniel J. Rice IV
Title: Chief Executive Officer

Accepted:

BARCLAYS CAPITAL INC.

By BARCLAYS CAPITAL INC., as Authorized Representative

By	/s/ Kevin Crealese
Name: Kevin Crealese
Title: Managing Director

SCHEDULE I

Initial Purchasers	Principal Amount of Notes to be Purchased
Barclays Capital Inc	$315,000,000
Wells Fargo Securities, LLC	153,000,000
Goldman, Sachs & Co.	99,000,000
Citigroup Global Markets Inc.	99,000,000
RBC Capital Markets, LLC	99,000,000
BMO Capital Markets Corp.	63,000,000
Comerica Securities, Inc.	36,000,000
Fifth Third Securities, Inc.	36,000,000

Total	$900,000,000

SCHEDULE II

LIST OF GUARANTORS

Rice Energy Appalachia, LLC

Rice Drilling B LLC

Rice Drilling C LLC

Rice Drilling D LLC

Rice Poseidon Midstream LLC

Rice Olympus Midstream LLC

Blue Tiger Oilfield Services LLC

Alpha Shale Holdings, LLC

Alpha Shale Resources, LP

SCHEDULE III

Rice Energy Inc.

$900,000,000 6.250% Senior Notes due 2022

April 16, 2014

Term Sheet

Term Sheet dated April 16, 2014 to the Preliminary Offering Memorandum dated April 11, 2014 of Rice Energy Inc. This Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Term Sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Term Sheet but not defined have the meanings given them in the Preliminary Offering Memorandum. Other information presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

Issuer	Rice Energy Inc.

Title of Securities	6.250% Senior Notes due 2022 (the “Notes”)

Aggregate Principal Amount	$900,000,000, increased from $750,000,000

Distribution	144A/Regulation S with Registration Rights

Maturity Date	May 1, 2022

Issue Price	100.00%

Net Proceeds	Approximately $882.7 million

Coupon	6.250%

Yield to Maturity	6.250%

Benchmark Treasury	1.750% due May 15, 2022

Spread to Benchmark Treasury	382 basis points

Interest Payment Dates	May 1 and November 1 of each year, beginning on November 1, 2014

Ratings*	B3 (Moody’s)/CCC+ (S&P)

Trade Date	April 16, 2014

Settlement Date	April 25, 2014 (T+7)

We expect that delivery of the Notes will be made against payment therefor on or about the seventh business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market

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generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the Notes are delivered will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their delivery should consult their own advisor.

Make-Whole Redemption	Make-whole redemption at Treasury Rate + 50 basis points prior to May 1, 2017

Optional Redemption	On or after May 1, 2017 at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the Notes redeemed during the twelve-month period indicated beginning on May 1 of the years indicated below:

Year	Price
2017	104.688%
2018	103.125%
2019	101.563%
2020 and thereafter	100.000%

Equity Clawback	Up to 35% at 106.250% plus accrued and unpaid interest prior to May 1, 2017

Change of Control	101% plus accrued and unpaid interest

Joint Book-Running Managers	Barclays Capital Inc. Wells Fargo Securities, LLC Goldman, Sachs & Co. Citigroup Global Markets Inc. RBC Capital Markets, LLC

Senior Co-Manager	BMO Capital Markets Corp.

Co-Managers	Comerica Securities, Inc. Fifth Third Securities, Inc.

CUSIP Numbers	Rule 144A: 762760AA4 Regulation S: U76467AA4

ISIN Numbers	Rule 144A: US762760AA45 Regulation S: USU76467AA49

Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Offering Memorandum. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Offering Memorandum for a complete description.

The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act, and this communication is only being distributed to such persons.

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This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or soliciation in such jurisdiction.

Any disclaimers or notices that may appear on this Pricing Supplement below the text of this legend are not applicable to this Pricing Supplement and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Supplement having been sent via, or posted on, Bloomberg or another electronic mail system.

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SCHEDULE IV

A.	None.

B.	Electronic roadshow as made available on http://www.netroadshow.com.

SCHEDULE V

LIST OF SUBSIDIARIES

Rice Energy Appalachia, LLC

Rice Drilling B LLC

Rice Drilling C LLC

Rice Drilling D LLC

Rice Poseidon Midstream LLC

Rice Olympus Midstream LLC

Blue Tiger Oilfield Services LLC

Alpha Shale Holdings, LLC

Alpha Shale Resources, LP

Rice Drilling B Real Estate Holding LLC

Exhibit A

Company Counsel Opinion

Vinson & Elkins, LLP shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Barclays Capital Inc., to the effect that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Disclosure Package and Offering Memorandum; and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction set forth opposite its name on Schedule 1.

(b) Each of the subsidiaries of the Company set forth on Schedule 2 (the “Delaware Guarantors”) is validly existing and in good standing under the laws of the State of Delaware, with limited liability company or limited partnership, as appropriate, power and authority to own or lease its properties and conduct its business as described in the Pricing Disclosure Package and Offering Memorandum and each of the Guarantors is duly qualified to do business as a foreign limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction set forth opposite such Guarantor’s name on Schedule 2; and all of the issued and outstanding capital stock and other equity interests of each of the Guarantors is owned by the Company, or another subsidiary of the Company, as applicable, free and clear of all liens, encumbrances, equities or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Company or such other subsidiary, as applicable, as debtor, is on file in the office of the Secretary of State of the State of Delaware, other than pledges of such capital stock or other equity interests in connection with (i) the Third Amended and Restated Credit Agreement, dated as of April 10, 2014, as amended, among Rice Energy Inc., as borrower, Rice Drilling B LLC, as predecessor borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Credit Facility”) and (ii) the Senior Secured Term Loan Credit Agreement, dated as of April 25, 2013, as amended, among Rice Drilling B LLC, as borrower, Barclays Bank PLC, as administrative agent and the lenders party thereto (the “Term Loan Facility”), each as described in the Pricing Disclosure Package and Offering Memorandum.

(c) The Indenture has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors and, when duly authorized, executed and delivered by Rice Drilling C, LLC and Countrywide Energy Services, LLC (the “Other Guarantors”) and the other parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, provided that the enforceability thereof is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

ANNEX A-1

(d) The Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication of the Notes by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, and entitled to the benefits of the Indenture.

(e) The Guarantees have been duly authorized, executed and delivered by the Delaware Guarantors and, assuming the Guarantees have been duly authorized, executed and delivered by the Other Guarantors and assuming due authentication of the Notes by the Trustee and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, and entitled to the benefits of the Indenture.

(f) The Exchange Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement and the Indenture, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of each of the Company, as issuer, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(g) The Exchange Guarantees have been duly authorized by each of the Delaware Guarantors and, assuming the Exchange Guarantees have been duly authorized by the Other Guarantors, when each global certificate representing the Exchange Notes has been duly executed, authenticated, issued and delivered as provided in the Registration Rights Agreement and the Indenture, the Exchange Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(h) The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and the Delaware Guarantors.

(i) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors and, when duly executed and delivered by the Other Guarantors and the other parties thereto, constitutes a valid and legally binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions and except that the indemnity and contribution provisions thereunder may be limited by applicable laws, general principles of equity and public policy.

ANNEX A-2

(j) None of the issuance and sale of the Notes and the Guarantees, the execution, delivery and performance of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and the Purchase Agreement by the Company Parties, or the repayment of all amounts outstanding under the Term Loan with the proceeds as contemplated by the Pricing Disclosure Package or the consummation by each of them of the transactions contemplated thereby will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party upon and property or assets of each of the Company and the Delaware Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument listed in Annex A hereto1 ; (ii) violate the provisions of the charter or by-laws (or similar organizational documents) of each of the Company and the Delaware Guarantors; or (iii) violate any federal, New York, Delaware or Texas statute, rule, regulation or order applicable to each of the Company and the Delaware Guarantors except, with respect to clauses (i) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; it being understood that we express no opinion in clause (iii) of this paragraph (j) with respect to any federal or state securities, Blue Sky or anti-fraud laws, rules or regulations.

(k) Except as described in the Pricing Disclosure Package and the Offering Memorandum, no consent, approval, authorization or order of, registration or qualification with any federal, Delaware, Texas or New York court or governmental agency is required to be obtained or made by the Company Parties for the execution, delivery and performance by the Company Parties of this Agreement or the transactions contemplated by this Agreement in connection with the offering and the issue and sale of the Notes by the Company and the compliance by the Company Parties with all of the provisions of the Purchase Agreement, the Registration Rights Agreement and the Indenture, except that it is understood that no opinion is given in this paragraph (k) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law and that any required consents, that if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) The statements made in each of the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of the Notes” (including in the case of the Pricing Disclosure Package, the information set forth in the Pricing Term Sheet), insofar as they purport to constitute summaries of the terms of the Notes, the Guarantees, the Indenture, the Exchange Notes and the Exchange Guarantees and the Registration Rights Agreement are accurate in all material respects.

(m) The Company is not, and, after giving effect to the offer and sale of the Notes and the application of the proceeds thereof as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, will not be, an “investment company” as defined in the Investment Company Act.

1	This should include all document filed as exhibits to documents incorporated by reference.

ANNEX A-3

(n) The statements included or incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of the provisions of federal statutes, rules or regulations are accurate in all material respects.

(o) Assuming the accuracy of the representations warranties and covenants of the Company, the Guarantors and the Initial Purchasers contained herein, no registration of the issuance and sale of the Notes under the Securities Act of 1933, as amended, and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required for the offer and sale of the Notes by the Issuers to the Initial Purchasers or for the initial reoffer and resale of the Notes by the Initial Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Pricing Disclosure Package, the Offering Memorandum, the Purchase Agreement and the Indenture.

(p) Each of the documents incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum (the “Incorporated Documents”) as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Forms 10-K and 8-K and the applicable form requirements for registration statements on Form 8-A, as the case may be, under the Exchange Act, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules or other financial data or the oil and natural gas reserve and production information, included in, incorporated by reference in or omitted from such reports, proxy statements and registration statements. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.

Such counsel has participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Initial Purchasers at which conferences the contents of the Pricing Disclosure Package and the Offering Memorandum and related matters were discussed and, responsibility for, or express opinion regarding (other than listed in paragraphs (k) and (l) above) the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package and the Offering Memorandum, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company) and nothing has come to our attention to cause us to believe that:

(A) the Pricing Disclosure Package (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon, other financial or accounting data or information pertaining to hydrocarbon reserves, in each case contained in or incorporated by reference into or omitted from the Pricing Disclosure Package, as to which we express no opinion), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

ANNEX A-4

(B) the Offering Memorandum (other than the financial statements and notes or schedules thereto and the auditor’s reports thereon, other financial or accounting data or information pertaining to hydrocarbon reserves, in each case contained in or incorporated by reference into or omitted from the Offering Memorandum, as to which we express no opinion), as of its issue date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

ANNEX A-5

Exhibit B

Local Counsel Opinion

Buchanan Ingersoll & Rooney PC shall have furnished to the Initial Purchasers its written opinion, as special Pennsylvania counsel to the Company Parties, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to Barclays Capital Inc., to the effect that:

(a) Each of Rice Drilling C, LLC (“Rice Drilling C”) and Countrywide Energy Services, LLC (collectively, the “Pennsylvania Guarantors”) is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with limited liability company power and authority to own or lease its properties and conduct its business, each as described in the Pricing Disclosure Package and the Offering Memorandum and all of the issued and outstanding equity interests of Alpha Shale Holdings, LLC and Alpha Shale Resources LP are owned of record by Rice Drilling C, free and clear of all liens, encumbrances, equities or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Pennsylvania naming the Rice Drilling C as debtor, is on file in the office of the Secretary of the Commonwealth of Pennsylvania, other than pledges of such equity interests in connection with (i) the Third Amended and Restated Credit Agreement, dated as of April 10, 2014, as amended, among Rice Energy Inc., as borrower, Rice Drilling B LLC, as predecessor borrower, Wells Fargo Bank, N.A., as administrative agent, and the lenders and other parties thereto and (ii) the Senior Secured Term Loan Credit Agreement, dated as of April 25, 2013, as amended, among Rice Drilling B LLC, as borrower, Barclays Bank PLC, as administrative agent and the lenders party thereto), each as described in the Pricing Disclosure Package and Offering Memorandum.

(b) The Indenture has been duly authorized, executed and delivered by each of the Pennsylvania Guarantors.

(c) The Guarantees have been duly authorized, executed and delivered by each of the Pennsylvania Guarantors.

(d) The Exchange Guarantees have been duly authorized by each of Pennsylvania Guarantors.

(e) The Purchase Agreement has been duly authorized, executed and delivered by each of the Pennsylvania Guarantors.

(f) The Registration Rights Agreement has been duly authorized, executed and delivered by each of the Pennsylvania Guarantors.

(g) None of the issuance and sale of the Guarantees nor the execution, delivery and performance of the Guarantees, the Exchange Guarantees, the Indenture, the Registration Rights Agreement and the Purchase Agreement by the Pennsylvania Guarantors will (i) violate the provisions of the certificate of organization or operating agreement of each of the Pennsylvania Guarantors; or (ii) violate any Pennsylvania

ANNEX B-1

statute, rule, regulation or order applicable to each of the Pennsylvania Guarantors except, with respect to clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; it being understood that we express no opinion in clause (ii) of this paragraph (g) with respect to any federal or state securities, Blue Sky or anti-fraud laws, rules or regulations.

(h) Except as described in the Pricing Disclosure Package and the Offering Memorandum, no consent, approval, authorization or order of, registration or qualification with any Pennsylvania court or governmental agency is required to be obtained or made by the Pennsylvania Guarantors for the execution, delivery and performance by the Pennsylvania Guarantors of the Purchase Agreement or the transactions contemplated by the Purchase Agreement in connection with the compliance by the Pennsylvania Guarantors with all of the provisions of the Purchase Agreement, the Registration Rights Agreement and the Indenture applicable to them, except that it is understood that no opinion is given in this paragraph (h) with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law and that any required consents, that if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

ANNEX B-2

Exhibit C

Certificate of the Chief Financial Officer

The undersigned, in his capacity as the Vice President and Chief Financial Officer of the Company and Rice Drilling B LLC (“RDB”), hereby certifies, pursuant to Section 7(k) of this Agreement, that he is familiar with the matters described herein and that:

(i) as of December 31, 2013, the Company did not have any assets or liabilities other than those disclosed in the audited balance sheet of the Company as of October 1, 2013 attached hereto. As of January 29, 2014, except for as disclosed in the pro forma financial statements and elsewhere in the Preliminary Offering Memorandum, RDB became a wholly owned subsidiary of the Company and as of that date, on a consolidated basis, the assets and liabilities of the Company and RDB were substantially the same. Since January 29, 2014, the Company has not acquired any material assets or incurred any material liabilities other than as disclosed in the Preliminary Offering Memorandum; and

(ii) the information included in the Preliminary Offering Memorandum, Pricing Disclosure Package and Offering Memorandum under the caption “Summary—Recent Developments—Operational Update” is based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represents the Company’s good faith estimates that are made on the basis of data derived from such sources.

ANNEX C-1